Exhibit 10.33(a)

AMENDMENT

This Amendment (the "Amendment"), dated as of September 23, 2016, is between Bank of America, N.A., a national banking association (the "Bank") and Middlesex Water Company, a New Jersey corporation, and its subsidiaries, Tidewater Utilities, Inc., a Delaware corporation, White Marsh Environmental Systems, Inc., a Delaware corporation, Pinelands Water Company, a New Jersey corporation, Pinelands Wastewater Company, a New Jersey corporation, Utility Service Affiliates, Inc., a New Jersey corporation, Utility Service Affiliates (Perth Amboy) Inc., a New Jersey corporation, and Tidewater Environmental Services, Inc., a Delaware corporation, as joint and several co-borrowers (parent and subsidiary corporations individually and collectively referred to herein as “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Letter Agreement (“Letter Agreement”) and Master Promissory Note (“Note”), each dated September 25, 2015, evidencing an uncommitted line of credit in the maximum amount of Twenty Eight Million Dollars ($28,000,000) (The Letter Agreement and the Note are referred to herein as the "Loan Documents").

B. The Bank and the Borrower desire to amend the Loan Documents to extend the Expiration Date and to address other changes to the Loan Documents.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Documents.

2.	Amendments.

(a)	The Letter Agreement is hereby amended as follows:

“September 22, 2017” is hereby substituted for “September 23, 2016” in the section entitled “Expiration Date” on page one of the Letter Agreement.

(b)	The following section entitled “Government Sanctions” is added at the end of the Letter Agreement:

(i)  The Borrower represents that neither the Borrower nor any of its affiliated entities, including subsidiaries nor, to the knowledge of the Borrower, any owner, trustee, director, officer, employee, agent, affiliate or representative of the Borrower is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Borrower or any Obligor located, organized or resident in a country or territory that is the subject of Sanctions.

(ii)   The Borrower represents and covenants that it will not, directly or indirectly, use the proceeds of the credit provided under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(c)	The Note is hereby amended as follows:

“September 23, 2016” in subsection (b) of the second paragraph of the Note is hereby deleted and “September 22, 2017” is substituted in its place.

(c)	Subsection (a) (ii) (B) on page 3 of the Note is amended by the deletion of the following text:

“(including the last period in each fiscal year)”

and the substitution therefor of the following text:

“(excluding the last period in each fiscal year)”

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Documents except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) the representations and warranties set forth in Section 2(b) are confirmed as of the date hereof.

4.	Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Loan Documents shall remain in full force and effect.

5.   Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

5.	FINAL AGREEMENT. BY SIGNING THIS DOCUMENT, EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties executed this Amendment as of the date stated at the beginning of this Amendment, intending to create an instrument executed under seal.

Amendment to Letter Agreement and Note Signature Page

BANK OF AMERICA, N.A.

By: /s/Dilcia Pena Hill
Name: Dilcia P. Hill
Title: Senior Vice President

Acknowledged and Agreed:

Middlesex Water Company

By: /s/A. Bruce O’Connor

Name/Title: A. Bruce O’Connor, VP, Treasurer & CFO

Tidewater Utilities, Inc.

By: /s/A. Bruce O’Connor

Name/Title: A. Bruce O’Connor, Treasurer

White Marsh Environmental Systems, Inc.

By: /s/A. Bruce O’Connor

Name/Title: A. Bruce O’Connor, Treasurer

Pinelands Water Company

By: /s/A. Bruce O’Connor

Name/Title: A. Bruce O’Connor, VP & Treasurer

Pinelands Wastewater Company

By: /s/A. Bruce O’Connor

Name/Title: A. Bruce O’Connor, VP & Treasurer

Utility Service Affiliates, Inc.

By: /s/A. Bruce O’Connor

Name/Title: A. Bruce O’Connor, VP & Treasurer

Utility Service Affiliates (Perth Amboy) Inc.

By: /s/A. Bruce O’Connor

Name/Title: A. Bruce O’Connor, VP & Treasurer

Tidewater Environmental Services, Inc.

By: /s/A. Bruce O’Connor

Name/Title: A. Bruce O’Connor, Treasurer